Exhibit 99.1

NUTRISYSTEM, INC. ANNOUNCES FOURTH QUARTER

AND YEAR END 2007 RESULTS

Reports Fourth Quarter 2007 Revenues of $137 Million; EPS of $0.31

Full Year Revenues of $777 million

Horsham, PA - February 19, 2008-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today reported financial results for the fourth quarter and full year 2007. Highlights for the full year and quarter ended December 31, 2007 include:

Full Year 2007
  An increase in revenue of 37% to $776,767,000, compared to $565,950,000 for full year 2006;
  An increase in operating income of 22% to $162,854,000, compared to $133,056,000 for full year 2006.
  Growth in net income of 22% to $104,152,000, or $2.96 per diluted share, which included a loss of $795,000, or $0.02 per diluted share, from the discontinuation of the Slim and Tone business. This compares to full year 2006 net income of $85,130,000, or $2.29 per diluted share, which included a loss of $548,000, or $0.01 per diluted share, from the Slim and Tone discontinued operations.

Fourth Quarter 2007
  An increase in revenue of 3% to $137,189,000, compared to $133,273,000 for the fourth quarter of 2006;
  A decrease in operating income to $15,942,000, including approximately $3,700,000 in transition costs related to the transition to the Company's new Advanced product, compared to operating income of $29,809,000 in the fourth quarter of 2006. Fourth quarter results also reflect $1,410,000 of share-based expense in 2007 compared to $723,000 in 2006; and
  A decrease in net income to $10,487,000, or $0.31 per diluted share, which included a loss of $776,000, or $0.02 per diluted share, from the discontinuation of the Slim and Tone business. This compares to fourth quarter of 2006 net income of $19,607,000, or $0.53 per diluted share, which included a loss of $349,000, or $0.01 per diluted share, from the Slim and Tone discontinued operations. Earnings per share from continuing operations was $0.33 as compared to $0.54 in the prior year.

"We are pleased with our 2007 financial performance, given the changing competitive and economic environment in the second half of the year," stated Michael J. Hagan, Chairman and Chief Executive Officer. "The Company had many significant accomplishments in 2007: our Men's weight loss business exceeded $200 million in revenue in its first full year, the reactivation of ex-customers was very strong with 150% revenue growth, and our Company served over 1.3 million total customers in 2007 across all of our channels. The Company also made some significant investments in 2007 and we expect to benefit from those investments in 2008, including a new e-commerce platform, the launch of our breakthrough new weight loss program called NutriSystem Advanced, and the start-up of our operations in Canada which represents our first international business."

Direct channel revenue reached $132,192,000 in the fourth quarter of 2007 as compared to $128,138,000 in the same period in 2006. The Company added approximately 131,000 Direct channel new customers as compared to 160,000 new customers in the fourth quarter of 2006.

For the full year 2007, the Company generated $90 million in net cash from operations less capital expenditures and ended the year with $42 million in cash and marketable securities and $200 million availability under its credit agreement.

"Our capital efficient business model enabled us to repurchase $122 million in stock, invest $19 million in capital expenditures, and invest $14 million in ZeroWater, while still supporting our growth in 2007," said David Clark, Chief Financial Officer. "We ended the year with no debt and anticipate similar free cash flow generation in 2008."

Full Year 2008 Outlook

For the full year 2008, the Company estimates that revenues will be in the range of $690 to $710 million, and adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, between $125 million and $135 million. For the first quarter of 2008, the Company estimates revenues will be between $200 and $210 million and Adjusted EBITDA will be between $18 and $22 million. The Company defines Adjusted EBITDA as earnings before interest, taxes and depreciation plus non-cash expenses, including non-cash compensation.

"The environment grew more challenging in January 2008 and we believe the economy is playing a role in consumer discretionary items such as weight loss programs. Given that uncertainty, we believe it's prudent to be cautious with our outlook at this time," concluded Hagan. "However, our optimism for our business and our point of view for the potential over the long term has not changed. Accordingly, we will continue to invest in marketing that makes our brand more relevant and also proceed with diversification of our business by launching new international businesses in both Japan and the United Kingdom, two markets that we expect to enter in 2009."

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss fourth quarter and full year 2007 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman and Chief Executive Officer Michael Hagan, President and Chief Operating Officer Joseph Redling, Executive Vice President and Chief Marketing Officer Tom Connerty, and Chief Financial Officer David Clark. Interested parties may participate in the conference call by dialing 866-356-4279 (international: 617-597-5394) and entering access code 46274080, 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available through March 19, 2008, by dialing 888-286-8010 (international: 617-801-6888) and entering access code 66746207. A webcast of the conference call will also be available for one year under the investor information section of NutriSystem's website.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the first quarter and full year 2008, its expectations regarding free cash flow generation and international expansion in 2008, its expectations regarding the effect of economic and competitive pressures, statements about the benefits to be achieved from investments made in 2007, and from share repurchases, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
David Clark Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: dclark@nutrisystem.com	Sanjay M. Hurry The Piacente Group, Inc. (Investor Relations Counsel, NutriSystem) Tel: 212-481-2050 Email: sanjay@tpg-ir.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended December 31, __________________________		Year Ended December 31, _______________________
	2007	2006	2007	2006

REVENUE	$ 137,189	$ 133,273	$ 776,767	$ 565,950
COSTS AND EXPENSES:
Cost of revenues	68,454	60,376	363,874	270,625
Marketing	33,963	30,569	178,700	118,150
General and administrative	17,148	11,740	65,527	41,655
Depreciation and amortization	1,682	779	5,812	2,464
Total costs and expenses	121,247	103,464	613,913	432,894
Operating income from continuing operations	15,942	29,809	162,854	133,056
OTHER EXPENSE	(39)	-	(39)	-
EQUITY LOSS	(800)	-	(800)	-
INTEREST INCOME, net	817	1,106	3,803	3,591
Income from continuing operations before income taxes	15,920	30,915	165,818	136,647
INCOME TAXES	4,657	10,959	60,871	50,969
Income from continuing operations	11,263	19,956	104,947	85,678
DISCONTINUED OPERATIONS:
Loss on discontinued operations, net of income tax
benefit	(776)	(349)	(795)	(548)
Net income	$ 10,487	$ 19,607	$ 104,152	$ 85,130
BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.33	$ 0.56	$ 3.05	$ 2.39
Net loss from discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)
Net income	$ 0.31	$ 0.55	$ 3.03	$ 2.38
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.33	$ 0.54	$ 2.98	$ 2.30
Net loss from discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)
Net income	$ 0.31	$ 0.53	$ 2.96	$ 2.29

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,732	35,637	34,397	35,800
Diluted	34,376	36,773	35,171	37,122

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)
	December 31, ------------------------------------
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 40,679	$ 13,469
Marketable securities	1,769	66,809
Receivables	19,100	17,214
Inventories	82,491	72,366
Deferred income taxes	3,260	2,743
Other current assets	11,585	11,136
Current assets of discontinued operation	517	2,046
Total current assets	159,401	185,783
FIXED ASSETS, net	21,872	9,322
EQUITY INVESTMENT	13,458	-
OTHER ASSETS	3,823	1,456
NON-CURRENT ASSETS OF DISCONTINUED OPERATION	6	1,306
	$ 198,560	$ 197,867
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 46,064	$ 45,285
Accrued payroll and related benefits	1,907	1,360
Income taxes payable	2,482	-
Other accrued expenses and current liabilities	5,535	4,809
Current liabilities of discontinued operation	64	280
Total current liabilities	56,052	51,734
NON-CURRENT LIABILITIES	1,006	681
NON-CURRENT LIABILITIES OF DISCONTINUED OPERATION	-	150
Total liabilities	57,058	52,565
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 33,955,859 at December 31, 2007 and 35,918,506 at December 31, 2006)	33	35
Additional paid-in capital	-	60,355
Retained earnings	141,454	84,912
Accumulated other comprehensive income	15	-
Total stockholders' equity	141,502	145,302
	$ 198,560	$ 197,867

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)
	Year Ended December 31, -------------------------------------
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 104,152	$ 85,130
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	795	548
Depreciation and amortization	5,812	2,464
Loss on disposal of fixed assets	303	17
Share-based expense	4,270	5,507
Deferred income tax expense (benefit) expense	(2,163)	3,488
Equity loss	800	-
Changes in operating assets and liabilities
Accrued interest income	590	(343)
Receivables	(1,886)	(9,746)
Inventories	(10,110)	(38,213)
Other assets	(3,878)	(7,342)
Accounts payable	779	19,637
Accrued payroll and related benefits	547	442
Income taxes payable	6,004	-
Other accrued expenses and liabilities	1,381	4,725
Net cash provided by operating activities of continuing operations	107,396	66,314
Net cash provided by operating activities of discontinued operations	829	526
Net cash provided by operating activities	108,225	66,840
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(178,800)	(119,350)
Sales of marketable securities	243,250	94,950
Capital additions	(18,703)	(5,881)
Purchase of equity investment	(14,258)	-
Net cash provided by (used in) investing activities of continuing operations	31,489	(30,281)
Net cash provided by (used in) investing activities of discontinued operations	1,650	(1,679)
Net cash provided by (used in) investing activities	33,139	(31,960)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options and warrants	1,931	3,632
Tax benefit from stock option exercises	7,317	17,939
Debt issuance costs	(814)	-
Repurchase and retirement of common stock	(121,777)	(45,368)

Net cash used in financing activities of continuing operations	(113,343)	(23,797)
Net cash used in financing activities of discontinued operations	(300)	-
Net cash used in financing activities	(113,643)	(23,797)
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,721	11,083
CASH AND CASH EQUIVALENTS, beginning of year	13,469	2,702
CASH AND CASH EQUIVALENTS, end of year	41,190	13,785
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of year	511	316
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of year	$ 40,679	$ 13,469

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Adjusted EBITDA	$ 19,034	$ 31,311	$ 172,653	$ 140,490
Non-cash employee compensation expense	(1,410)	(723)	(3,987)	(4,970)
Other expense	(39)	-	(39)	-
Equity loss	(800)	-	(800)	-
Interest income, net	817	1,106	3,803	3,591
Income taxes	(4,657)	(10,959)	(60,871)	(50,969)
Depreciation expense	(1,682)	(779)	(5,812)	(2,464)

Income from continuing operations	$ 11,263	$ 19,956	$ 104,947	$ 85,678

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation expense. We believe adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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